RULE 14A-101 SCHEDULE 14A. Information Required in Proxy Statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                     Longview Fibre Company
(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
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[ ] Fee paid previously with preliminary materials.
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                            LONGVIEW FIBRE COMPANY

                                300 Fibre Way
                                P. O. Box 639
                           Longview, Washington 98632



                  Notice of Annual Meeting of Shareholders



To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 a.m., local time, on Tuesday, January 23, 2001, at the office of the Company, 300 Fibre Way, Longview, Washington 98632, for the following purposes:

(1) To elect three Class II directors; and

(2) To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on November 30, 2000, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                             By Order of The Board of Directors



                                             L. J. Holbrook
                                             Senior Vice President-Finance,
                                             Secretary and Treasurer

Longview, Washington
December 15, 2000




                            YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.








                             LONGVIEW FIBRE COMPANY

                           __________________________

                                PROXY STATEMENT
                           __________________________



                         INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 23, 2001, at 10:00 a.m., local time, at the office of the Company, 300 Fibre Way, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on November 30, 2000 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

It is anticipated that these proxy solicitation materials and a copy of the Company's 2000 Annual Report will be sent to shareholders on or about December 15, 2000.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted for the election of the nominees for election as Class II directors set forth herein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. Holbrook, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.


                   VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote. At the Record Date, there were issued and outstanding 51,476,567 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the three nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

Information concerning persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock and directors and executive officers as a group is set forth below. Information concerning the shares of Common Stock beneficially owned by directors, nominees and each executive officer named in the Summary Compensation Table is included in the table under the caption "Election of Directors".


                                           Amount and Nature of
Name and Address of Beneficial Owner       Beneficial Ownership  % of Class

R. E. Wertheimer - Executive Vice President
and Director (1)                                 3,062,775           5.9%
335 Woodside Drive
Woodside, CA 94062

The Prudential Insurance Company of America (2)  2,949,950           5.7%
751 Broad Street
Newark, New Jersey 07102-3777

Directors and executive officers as a group
(10 persons)                                     4,943,679           9.6%
(Including R. E. Wertheimer)


(1) R. E. Wertheimer holds sole voting and dispositive power with respect to 1,540,750 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 45,550 shares beneficially owned by members of his immediate family.
(2) Based on a Schedule 13G dated January 31, 2000, filed by The Prudential Insurance Company of America ("Prudential"), a registered investment advisor, Prudential has sole voting and dispositive power with respect to 5,200 shares and shared voting and dispositive power with respect to 2,944,750 shares.


                             ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of ten directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 2001 Annual Meeting, three Class II directors will be elected to serve for terms of three years each expiring in the year 2004. The remaining seven directors are divided into two classes of four Class I directors and three Class III directors whose terms expire in 2003 and 2002, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the three nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 2001 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Terms Continue".


                            NOMINEES FOR ELECTION
                             Class II Directors
                          (Terms to Expire in 2004)
                                                            Amount and
                         Principal Occupation and   Served as  Nature of
                         Directorships of Other     Director   Beneficial  % of
Names                Age Public Companies           Since      Ownership   Class

Robert E. Wertheimer  72 Executive Vice President   1956        3,062,775  5.9%
(1)

Lisa J. Holbrook      45 Senior Vice President-     1992              583   *
                         Finance, Secretary and
                         Treasurer

John R. Kretchmer     42 Chief Executive Officer    1997            4,000   *
                         and Director, American
                         Licorice Company, Bend,
                         Oregon

                                DIRECTORS WHOSE TERMS CONTINUE
                                      Class III Directors
                                   (Terms to Expire in 2002)
                                                               Amount and
			       Principal Occupation and   Served as  Nature of
                         Directorships of Other	    Director   Beneficial  % of
Names                Age Public Companies           Since      Ownership   class

Richard P. Wollenberg 85 Chairman of the Board,     1946        1,198,294   2.3%
(2)(3)                   President and Chief Executive Officer

Robert B. Arkell      69 Vice President-Industrial  1986             4,373   *
                         Relations and General Counsel

M. Alexis Dow, CPA    51 Elected Auditor, Metro     1988             2,000   *
                         Regional Government, Oregon
                         1995; formerly Certified Public
                         Accountant, M. Alexis Dow, CPA,
                         Portland, Oregon - 1986-1995

                                  Class I Directors
                             (Terms to Expire in 2003)

David A. Wollenberg   53 President, The Cortana     1979           270,765   *
(2)(4)                   Corporation (real estate
                         investment), Menlo Park,
                         California

David L. Bowden       65 Senior Vice President-Timber 1990          17,682   *

Richard H. Wollenberg 47 Executive Vice President     1995         382,081   *
(2)(5)

Richard J. Parker     52 Senior Vice President-       1997           1,126   *
                         Production and Mill Manager

*	Does not exceed 1%.

(1) R. E. Wertheimer holds sole voting and dispositive power with respect to 1,540,750 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 45,550 shares beneficially owned by members of his immediate family.
(2) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.
(3) Includes 234,950 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 2,027,930 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.
(4) Includes 75,530 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(5) Includes 106,830 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.

Board of Directors and Committees

The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 2000. All directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 2000.

The Board of Directors has an Executive Committee which, in addition to other duties, performs the functions of the Nominating and Compensation Committees. Messrs. R. E. Wertheimer, R. P. Wollenberg, D. L. Bowden and R. H. Wollenberg served on the Executive Committee during fiscal year 2000, and D. C. Stibich served as an alternate member until his retirement on April 1, 2000. The Committee met once during the year to consider and recommend nominees for election to the Board of Directors and twice during the year to consider and recommend officers' compensation. The Executive Committee will consider nominees for the Board of Directors in the manner set forth in the Company's Bylaws. See "Shareholder Proposals for the 2002 Annual Meeting of Shareholders".

The Board of Directors has an Audit Committee which, in addition to other functions, has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached as
Exhibit 1. The Committee currently consists of two outside directors, M. A. Dow and J. R. Kretchmer. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange's listing standards. The Committee held four meetings during fiscal year 2000.

Directors who are not officers of the Company receive an annual fee of $8,000. In addition, Audit Committee members receive an annual fee of $4,000. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors performs the functions described above. In performing its functions, the Audit Committee recommended to the Board the selection of PricewaterhouseCoopers LLP as the Company's independent auditor.

During fiscal year 2000, the Committee:

- Reviewed and discussed the audited financial statements with management;

- Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61;

- Received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and discussed with the independent auditor its independence; and

- Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000 for filing with the Securities and Exchange Commission.

                                                M. A. Dow
                                                J. R. Kretchmer


                          COMPENSATION COMMITTEE REPORT

The Executive Committee of the Board of Directors performs the functions of the Nominating and Compensation Committees. For fiscal year 2000, the Executive Committee was comprised of R. P. Wollenberg, Chief Executive Officer, President and Chairman of the Board; R. E. Wertheimer, Executive Vice President; D. L. Bowden, Senior Vice President; and R. H. Wollenberg, Executive Vice President. The Committee reviews and recommends to the Board compensation levels for all executive officers.

The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, the Company believes that short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company compensates its executive officers based on long-term corporate performance and believes that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

The Company believes that bonuses based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profit-linked bonuses may reward or penalize officers for results affected by externalities beyond the officers' control. Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officers' compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

Salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment as to both the salary range and the salary level is made by the Chief Executive Officer, who makes a recommendation to the Executive Committee.

All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

The Chief Executive Officer's salary is determined in the same manner as those of all other officers. R. P. Wollenberg did not receive a general increase for calendar year 2000.

Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 2000 exceeded the $1 million limitation.

                                                   R. P. Wollenberg
                                                   R. E. Wertheimer
                                                   D. L. Bowden
                                                   R. H. Wollenberg


                           EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation paid by the Company during fiscal years 2000, 1999 and 1998 for the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") is set out in the following table.

                                              Annual
                                           Compensation
						                            All Other
Name and Principal Position         Year      Salary(1)      Compensation(2)

R. P. Wollenberg                   2000      $463,800           $  5,050
  Chairman of the Board, President 1999      $463,800           $  8,764
  and Chief Executive Officer      1998      $463,800           $ 10,710

R. E. Wertheimer                   2000      $259,479           $ 11,356
  Executive Vice President         1999      $247,359           $ 18,940
                                   1998      $247,359           $ 20,073

D. L. Bowden                       2000      $197,000           $ 12,133
  Senior Vice President-Timber     1999      $191,400           $ 12,648
                                   1998      $187,400           $ 13,043

R. J. Parker                       2000      $179,000           $  7,771
  Senior Vice President-Production 1999      $173,400           $ 20,773
  and Mill Manager                 1998      $168,400           $ 19,952

R. B. Arkell                       2000      $175,400           $ 16,542
  Vice President-Industrial        1999      $169,800           $ 17,319
  Relations and General Counsel    1998      $166,000           $ 16,918


(1) Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.
(2) Includes (a) Company contribution to savings plans in the following amounts for 2000: R. P. Wollenberg, $5,050; R. E. Wertheimer, $5,050; D. L. Bowden, $5,050; R. J. Parker, $5,050, and R. B. Arkell $5,050 and (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 2000 (unrelated to term life insurance coverage) projected on an actuarial basis:
R. P. Wollenberg, $0; R. E. Wertheimer, $6,306; D. L. Bowden, $7,083; R. J. Parker, $2,721; and R. B. Arkell $11,492.

Pension Plan

The Company has a Pension Plan for its salaried and nonunion employees, including officers, which provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan Year ending December 31, 2000.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

                             Years of Service

Remuneration    15        20       25        30        35        40       45
$125,000    $ 27,368  $ 36,490 $ 45,613  $ 54,735  $ 63,858  $ 72,980 $ 82,103
 150,000      33,368    44,490   55,613    66,735    77,858    88,980  100,103
 175,000      39,368    52,490   65,613    78,735    91,858   104,980  118,103
 200,000      45,368    60,490   75,613    90,735   105,858   120,980  135,000
 225,000      51,368    68,490   85,613   102,735   119,858   135,000  135,000
 250,000      57,368    76,490   95,613   114,735   133,858   135,000  135,000
 300,000      69,368    92,490  115,613   135,000   135,000   135,000  135,000
 400,000      93,368   124,490  135,000   135,000   135,000   135,000  135,000
 450,000     105,368   135,000  135,000   135,000   135,000   135,000  135,000
 500,000     117,368   135,000  135,000   135,000   135,000   135,000  135,000

The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 2000 is $35,100). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 2000 is $135,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan and Trust With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 2000 is $170,000, and this is the amount used for determining benefits of the Named Executive Officers.

The credited years of service for each of the Named Executive Officers are as follows: R. P. Wollenberg - 61.7 years; R. E. Wertheimer - 48.3 years; D. L. Bowden - 40.9 years; R. B. Arkell - 30.0 years; and R. J. Parker - 28.5 years.

Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. E. Wertheimer began receiving retirement benefits in May, 1993. His retirement benefit is $97,404 per year. R. B. Arkell began receiving retirement benefits in February, 1996. His retirement benefit is $43,046 per year. D. L. Bowden began receiving retirement benefits in May, 2000. His retirement benefit is $81,968 per year.

Executive Employment Contracts

Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 11); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the Contract period.

The Named Executive Officers with whom the Company has entered into Contracts are D. L. Bowden, R. J. Parker and R. B. Arkell. Messrs. R. P. Wollenberg and
R. E. Wertheimer advised the Company that they did not wish to enter into such Contracts.

Compensation Committee Interlocks and Insider Participation

For fiscal 2000, R. P. Wollenberg, Chief Executive Officer; R. E. Wertheimer, Executive Vice President; D. L. Bowden, Senior Vice President and R. H. Wollenberg, Executive Vice President, served as members of the Executive Committee which performs the functions of the Compensation Committee. D. C. Stibich, Senior Vice President, served as alternate member until his retirement.


                          TOTAL SHAREHOLDER RETURN

                            Dividends Reinvested

                      Oct.     Oct.     Oct.     Oct.     Oct.     Oct.
Company/Index Name    1995     1996     1997     1998     1999     2000

Longview Fibre        $100     $125     $118     $ 93     $ 90    $111

S&P 500 Index          100      124      164      200      251     267

S&P Paper & Forest     100      105      117      108      140     116


                          CERTAIN RELATIONSHIPS AND
                            RELATED TRANSACTIONS

During fiscal year 2000, pursuant to a stock redemption agreement, the Company repurchased 100,000 shares of common stock at an aggregate purchase price of $1,262,500 in a private transaction from the estate of J. Roger Wollenberg. Richard P. Wollenberg, Chairman of the Board, President and Chief Executive Officer of the Company, is the brother of the deceased. The stock redemption agreement calls for the purchase of an additional 500,000 shares in increments of 100,000 shares each month (through March 2001), based on the then market price of the common stock at the time of purchase. To the knowledge of the Company, no executive officer, director or holder of more than 5% of the Company's outstanding common stock (or their immediate family members) is a beneficiary of the estate.


                                 SECTION 16(a)
                             BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.


                                 SELECTION OF
                             INDEPENDENT AUDITORS

The Board of Directors selected PricewaterhouseCoopers LLP in 1961 as the Auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved PricewaterhouseCoopers LLP to continue as auditor for fiscal year 2001. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


                                 ANNUAL REPORT

The Company's Annual Report to Shareholders for the fiscal year ended October 31, 2000, is transmitted herewith. The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.


                                 OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


                               SHAREHOLDER PROPOSALS
                                   FOR THE 2002
                           ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 2002 annual meeting of shareholders must be received at the Company's executive offices by August 17, 2001, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting.


                              SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                                             By Order of The Board of Directors




                                             L. J. Holbrook
                                             Senior Vice President-Finance,
                                             Secretary and Treasurer

Longview, Washington
December 15, 2000


                                                                       EXHIBIT 1

                              AUDIT COMMITTEE CHARTER

                              Longview Fibre Company

                    Audit Committee of the Board of Directors


I. FUNCTION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibilities to monitor the integrity of the Company's financial reporting process. In so doing, it is the responsibility of the Audit Committee to promote free and open communication among the Board of Directors, the independent auditors, the internal auditors, and the financial management of the Company. Management of the Company is responsible for the preparation, objectivity, and integrity of the financial statements and related information.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company's corporate policies.

II. MEMBERSHIP

The Audit Committee shall, by June 14, 2001, be composed of at least three Directors. Members of the Audit Committee shall meet applicable independence, financial literacy, and experience requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange, as the same may be amended or supplemented from time to time. A member designated by the Board of Directors shall chair the Audit Committee, and the Company's Internal Auditor shall act as Secretary of the Committee. The Audit Committee serves at the pleasure of and is subject to the control and direction of the Board of Directors.

III. RESPONSIBILITIES

In carrying out its functions, the Audit Committee should:

1. Annually review and reassess the adequacy of the Committee's charter.

2. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

3. Prior to the release of the annual report to shareholders, review the financial statements to be contained in such report with the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

4. Recommend annually to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company, its divisions and subsidiaries. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors are ultimately accountable and responsible for the selection, evaluation, and replacement of the independent auditors.

5. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

6. Review with the independent auditors matters required to be assessed under Statement on Auditing Standards No. 61.

7. Assess the independence of the internal auditors and the independent auditors. Obtain on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the independent auditors' objectivity and independence, and recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' actual independence.

8. Review the internal audit function of the Company with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources.

9. Review the internal audit work plan, summaries of findings from completed internal audits and progress reports on the proposed internal audit plan with explanations for any deviations from the original plan, as such summaries and reports are provided to the Audit Committee.

10. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

11. Review with the independent auditors and with the Company's financial and accounting personnel the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company, and elicit any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

12. Discuss any matters that the Committee or the independent auditors, internal auditors, or management believe should be discussed by any of these groups privately with the Audit Committee in separate executive sessions. Among items to be discussed in such meetings are the evaluation of the Company's financial, accounting and auditing personnel, the cooperation the independent auditors received during the course of their audit, and whether any disputes arose between the auditors and management on auditing or accounting questions.

13. Cause to be made an investigation into any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants, or others for this purpose.

14. Review with the Company's General Counsel the results of its review of the Company's monitoring compliance with the Company's code of ethics.

15. Based on reviews and discussion of financial statements with management and the independent auditors, recommend to the Board of Directors whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

16. Report on Audit Committee activities to the full Board of Directors and issue annually a summary report in compliance with the rules of the Securities and Exchange Commission for submission to the shareholders.

17. Keep minutes of all Audit Committee meetings and, after review by corporate counsel, submit such minutes to the Board of Directors of the Company.


The Audit Committee policies and procedures should remain flexible so that the Audit Committee can best react to changing conditions.


PROXY                                                                   PROXY
                            LONGVIEW FIBRE COMPANY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer, David L. Bowden and Richard H. Wollenberg and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the office of the Company, 300 Fibre Way, Longview, Washington 98632 on January 23, 2001, at 10:00 a.m., local time, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

                 PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side.)


                           LONGVIEW FIBRE COMPANY
        PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



1. ELECTION OF DIRECTORS
Class II Directors:  Robert E. Wertheimer   FOR    WITHHOLD    FOR ALL
                     Lisa J. Holbrook       ALL    ALL         EXCEPT
                     John R. Kretchmer      [  ]   [  ]         [  ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

_______________________________________________________________

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

The undersigned hereby revokes any proxy or proxies previously given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

                                                     Dated___________________

_____________________________________________________________________________
                         Signature of Shareholder(s)

SIGNING INSTRUCTIONS (IMPORTANT)

Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.

                          FOLD AND DETACH HERE

                        YOUR VOTE IS IMPORTANT.

                 PLEASE DATE, SIGN AND RETURN PROMPTLY